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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                 October 8, 2004
                        (Date of earliest event reported)


                         GRIFFIN LAND & NURSERIES, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                              0-29288               06-0868496
--------                              -------               ----------
(State or other jurisdiction         (Commission         (IRS Employer
   of incorporation)                  File Number)      Identification No.)


ONE ROCKEFELLER PLAZA, NEW YORK, NEW YORK                         10020
-----------------------------------------                         -----
(Address of principal executive offices)                       (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE         (212) 218-7910
                                                           --------------


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Item 2.02.     Results of Operations and Financial Condition
----------     ---------------------------------------------

               On October 8, 2004 the Registrant issued a press release announcing its results of operations for its 2004 third quarter. Attached as Exhibit 99.1 to the report is the Registrant's October 8, 2004 Press Release, which is incorporated herein by reference.


Item 9.01.     Financial Statements and Exhibits
----------     ---------------------------------

               Exhibit 99.1: Registrant's October 8, 2004 Press Release (attached hereto.)



                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GRIFFIN LAND & NURSERIES, INC.


                              /s/  Anthony J. Galici
                              ----------------------
                              Anthony J. Galici
                              Vice President, Chief Financial Officer and
                              Secretary

Dated:  October 8, 2004


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NEWS FROM:                                             Exhibit 99.1
                                                       ------------

GRIFFIN LAND & NURSERIES, INC.               CONTACT:
                                             ANTHONY GALICI
                                             CHIEF FINANCIAL OFFICER
                                             (860) 653-4541

GRIFFIN ANNOUNCES THIRD QUARTER RESULTS
---------------------------------------

NEW YORK, NEW YORK (OCTOBER 8, 2004) GRIFFIN LAND & NURSERIES, INC. (NASDAQ:
GRIF) ("GRIFFIN")today reported a 2004 third quarter operating loss of ($1,810,000) on net sales and other revenue of $11,081,000, as compared to an operating loss of ($1,323,000) on net sales and other revenue of $7,452,000 for the 2003 third quarter. For the 2004 nine month period, Griffin reported an operating loss of ($2,904,000) on net sales and other revenue of $36,441,000, as compared to an operating loss of ($978,000) on net sales and other revenue of $32,416,000 for the 2003 nine month period.

     The higher net sales and other revenue in the 2004 third quarter and nine month period principally reflect the 2004 third quarter sale, for cash proceeds of $3.0 million, of the remaining development rights at Walden Woods, Griffin Land's residential development in Windsor, Connecticut. Griffin's increase in operating losses in the 2004 third quarter and nine month period principally reflects increased operating losses at Imperial Nurseries, Inc. ("Imperial"), Griffin's landscape nursery business, and lower operating profit at Griffin Land, Griffin's Connecticut and Massachusetts based real estate division.

     The lower operating profit at Griffin Land in the 2004 third quarter and nine month period reflected a small loss on the Walden Woods sale, due to the accumulation of costs over the many years of that residential development.
Lower results at Griffin Land for the nine month period also reflected higher expenses, the writeoff of costs related to two potential property sales that did not take place, and higher depreciation expense due to a new industrial building placed in service at the beginning of this year. Although not fully reflected in historical results, increased market activity this year, particularly by users of industrial space, has resulted in leases for 54,000 square feet of the new 117,000 square foot industrial building that was completed at the beginning of this year as well as new leases totaling 36,000 square feet in other buildings in Griffin Land's portfolio. There remains in the market strong expressions of interest by prospective users of industrial space, which may lead to additional leasing activity in the near-term.

     The higher operating losses at Imperial were due principally to increased charges for unsaleable inventories in the 2004 third quarter and nine month period versus the comparable 2003 periods. The increase in the unsaleable inventory charges was due to disease and horticultural issues that resulted from excessive rainfall at Imperial's northern Florida operation and the lack of sell through, particularly at Imperial's Connecticut operation, of certain inventories, which then became unsaleable.

     Griffin reported a 2004 third quarter net loss of ($1,221,000) and a basic and diluted net loss per share of ($0.25) as compared to a 2003 third quarter net loss of ($1,186,000) and a basic and diluted net loss per share of ($0.24) and ($0.25), respectively. For the 2004 nine month period, Griffin reported net income of $32,182,000 and basic and diluted net income per share of $6.57 and $6.31, respectively, as compared to a net loss of ($2,352,000) and a basic and diluted net loss per share of ($0.48) for the 2003 nine month period.

     The 2004 nine month period includes a $51.1 million pretax gain and a $1.1 million foreign currency exchange gain as a result of the sale, completed in the second quarter, of Griffin's investment in Centaur Communications, Ltd. ("Centaur"), a publishing company based in the United Kingdom in which Griffin held a 35% interest. The sale of Centaur and the related foreign currency exchange gain generated cash proceeds of $70 million after transaction expenses of $1.5 million. Griffin also received 6.5 million shares of common stock in Centaur Holdings, PLC ("Centaur Holdings"), the buyer company that completed an initial public offering of its common stock and is now trading on the Alternative Investment Market of the London Stock Exchange. A portion of the proceeds were used by Griffin for income tax payments and to repay the entire amount outstanding ($18.4 million) under its revolving credit agreement, which was then terminated. Principally as a result of the early termination of the credit agreement, Griffin's corporate and general and administrative expenses were higher in the 2004 nine month period as compared to the 2003 nine month period due to the writeoff of unamortized costs related to the credit agreement. Griffin expects that the balance of the proceeds from the Centaur sale will be used for additional real estate investment. However, there are no specific real estate investments planned at this time, and such investments may or may not occur based on many factors, including real estate pricing.

     Forward-Looking Statements:
     This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin.



                                                    Griffin Land & Nurseries, Inc.
                                            Consolidated Condensed Statement of Operations
                                             (amounts in thousands, except per share data)
                                                           (unaudited)

                                           Third Quarter Ended,               Nine Months Ended,
                                           --------------------               ------------------
                                       Aug. 28, 2004    Aug. 30, 2003    Aug. 28, 2004    Aug. 30, 2003
                                       -------------    -------------    -------------    -------------

Net sales and other revenue:
Landscape nursery business . . . . . . $       5,077    $       4,640    $      24,624    $     23,956
Real estate business . . . . . . . . .         6,004            2,812           11,817           8,460
                                       --------------   --------------   --------------   -------------
Total net sales and other revenue. . .        11,081            7,452           36,441          32,416
                                       --------------   --------------   --------------   -------------

Operating profit (loss):
Landscape nursery business . . . . . .        (1,514)          (1,263)          (1,488)           (707)
Real estate business . . . . . . . . .           160(1)           438(1)           514(1)        1,079(1)
General corporate expense. . . . . . .          (456)            (498)          (1,930)         (1,350)
                                       --------------   --------------   --------------   -------------
Total operating loss . . . . . . . . .        (1,810)          (1,323)          (2,904)           (978)

Gain on sale of Centaur Communications,
   Ltd. . . . . . . . . . . . . . . . .            -                -           51,107               -
Foreign currency exchange gain . . . .             -                -            1,070               -
Interest expense, net of interest
   income and gains on short-term
   investments . . . . . . . . . . . .          (464)(2)         (642)(2)       (1,690)(2)      (1,936)(2)
                                      ---------------   --------------   --------------   -------------
(Loss) income before taxes . . . . . .        (2,274)          (1,965)          47,583          (2,914)

Income tax (benefit) provision . . . .        (1,053)            (702)          15,729          (1,043)
                                      ---------------   --------------   --------------   -------------
(Loss) income before equity investment        (1,221)          (1,263)          31,854          (1,871)

Income (loss) from equity investment .             -               77              328            (481)
                                      ---------------   --------------   --------------   -------------

Net (loss) income. . . . . . . . . .         ($1,221)         ($1,186)   $      32,182          ($2,352)
                                      ===============   ==============   ==============   ==============

Basic net (loss) income per
   common share . . . . . . . . . . .         ($0.25)          ($0.24)   $        6.57           ($0.48)
                                      ===============   ==============   ==============   ==============

Diluted net (loss) income per
   common share (3) . . . . . . . . .         ($0.25)          ($0.25)   $        6.31           ($0.48)
                                      ===============   ==============   ==============   ==============

Weighted average common shares
   outstanding for computation of
   basic per share results . . . . .           4,918            4,877            4,899            4,872
                                      ===============   ==============   ==============   ==============

Weighted average common shares
   outstanding for computation of
   diluted per share results . . . .           4,918            4,877            5,093            4,872
                                      ===============   ==============   ==============   ==============


(1) Includes depreciation and amortization expense, principally related to real estate properties, in the 2004 third quarter and 2004 nine month period of $0.8 million and $$2.4 million, respectively, as compared to depreciation and amortization expense in the 2003 third quarter and 2003 nine month period of $0.8 million and $2.2 million, respectively.

(2) Includes interest on nonrecourse mortgages of certain real estate properties in the 2004 third quarter and 2004 nine month period of $0.6 million and $1.8 million, respectively, as compared to interest on nonrecourse mortgages in the 2003 third quarter and 2003 nine month period of
    $0.6 million and $1.7 million, respectively.

(3) Includes the effect of stock options outstanding at Griffin's equity investee, Centaur, prior to the sale of that investment.
